Exhibit 31.3

CERTIFICATION

I, David P. Holveck, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Endo Pharmaceuticals Holdings Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David P. Holveck
David P. Holveck
President and Chief Executive Officer

Date: April 29, 2008